Exhibit 4.1

FOURTH AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT

THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated this 14th day of February, 2014, is entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”), (ii) those holders of shares of the Corporation’s Common Stock, par value $.0001 per share (“Common Stock”), listed on Schedule 1 hereto (hereinafter referred to collectively as the “Common Stockholders”), (iii) those holders of shares of the Corporation’s Series B-2 Convertible Preferred Stock, par value $.0001 per share (“Series B-2 Preferred Stock”), listed on Schedule 2 hereto (hereinafter referred to collectively as the “Series B-2 Stockholders”), (iv) those holders of shares of the Corporation’s Series B Convertible Preferred Stock, par value $.0001 per share (“Series B Preferred Stock”), listed on Schedule 3 hereto (hereinafter referred to collectively as the “Series B Stockholders”), (v) those holders of shares of the Corporation’s Series A-1 Convertible Preferred Stock, par value $.0001 per share (“Series A-1 Preferred Stock”), listed on Schedule 4 hereto (hereinafter referred to collectively as the “Series A-1 Stockholders”), (vi) those holders of shares of the Corporation’s Series A-2 Convertible Preferred Stock, par value $.0001 per share (“Series A-2 Preferred Stock”), listed on Schedule 5 hereto (hereinafter referred to collectively as the “Series A-2 Stockholders”), (vii) those holders of the shares of the Corporation’s Series A-3 Convertible Preferred Stock, par value $.0001 per share (“Series A-3 Preferred Stock”), listed on Schedule 6 hereto (hereinafter referred to collectively as the “Series A-3 Stockholders”), (viii) those holders of shares of the Corporation’s Series A-4 Convertible Preferred Stock, par value $.0001 per share (“Series A-4 Preferred Stock”), listed on Schedule 7 hereto (hereinafter referred to collectively as the “Series A-4 Stockholders”), (ix) that certain holder of shares of the Corporation’s Series A-5 Convertible Preferred Stock, par value $.0001 per share (“Series A-5 Preferred Stock”), listed on Schedule 8 hereto (hereinafter referred to as the “Series A-5 Stockholder”) and (x) any person or entity that becomes a party hereto pursuant to Section 17 hereof or otherwise (the “Additional Stockholders”).

WITNESSETH:

WHEREAS, the Corporation and the Series B-2 Stockholders have entered into a Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), in connection with which the Corporation has agreed to sell shares Series B-2 Preferred Stock and warrants to purchase shares of Common Stock (the “Series B-2 Financing”), and the Corporation desires to grant to the Series B-2 Stockholders certain registration and other rights with respect to such shares;

WHEREAS, the Corporation and certain of the other parties hereto entered into a Third Amended and Restated Stockholders’ Agreement, dated April 23, 2013 (the “Prior Agreement”), which Prior Agreement the requisite persons desire to amend and restate in its entirety as set forth herein; and

WHEREAS, as a condition to Series B-2 Stockholders entering into the Stock Purchase Agreement, the Common Stockholders, Series B Stockholders, Series A-1 Stockholders, Series A-2 Stockholders, Series A-3 Stockholders, Series A-4 Stockholders, Series A-5 Stockholder and Series A-6 Stockholder (as hereinafter defined) have agreed to certain restrictions on their rights to dispose of their shares of Common Stock (as hereinafter defined) and Preferred Stock (as hereinafter defined) as contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Stockholders (as hereinafter defined) hereunder and under the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

SECTION 1.  Definitions. As used herein, the following terms shall have the following respective meanings:

30-Day Period shall have the meaning set forth in Section 2.3(b) hereof.

Board means the Board of Directors of the Corporation.

BB Bio means BB Biotech Ventures II, L.P. including any successor thereto or any assignee of the interest, in whole or in part, of BB Bio under this Agreement

Brookside means Brookside Capital Partners Fund L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of Brookside Capital Partners Fund L.P. under this Agreement.

Brookside Group means: (i) Brookside; (ii) any investment fund limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of Brookside (a “Brookside Fund”); (iii) any limited partners or affiliates of Brookside or any other Brookside Fund; and (iv) any successors or assigns of any of the foregoing.

Certificate means the certificate of incorporation of the Corporation, as amended and/or restated from time to time, including the Series A-1 Certificate, the Series B Certificate and the Series B-2 Certificate.

Commission means the U.S. Securities and Exchange Commission.

Common Stock shall have the meaning set forth in the first paragraph of this Agreement.

Convertible Securities means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

Demand Notice shall have the meaning set forth in Section 3.4(a) hereof.

Effective Date means the date on which the automatic conversion of all of the Preferred Stock occurs upon the listing of the Common Stock on a national securities exchange.

Equity Percentage means, as to any Series B Stockholder, Series B-2 Stockholder or Other Preferred Stockholder, as applicable, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Series B Stockholder, Series B-2 Stockholder or Other Preferred Stockholder bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Series B Stockholders, Series B-2 Stockholders and Other Preferred Stockholders. For purposes solely of the computation set forth in clauses (a) and (b) above and the right of oversubscription (as set forth in Section 2.3(d)), all issued and outstanding securities held by the Series B Stockholders, Series B-2 Stockholders and Other Preferred Stockholders that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Excess Securities shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Notice shall have the meaning set forth in Section 2.3(d) hereof.

Excess Securities Period shall have the meaning set forth in Section 2.3(d) hereof.

Excluded Securities means:

(i)                                     Common Stock issued upon conversion of any Preferred Shares, including any shares of Common Stock issuable upon conversion of any dividends accrued on such Preferred Shares;

(ii)                                  Common Stock issued or issuable to officers, directors or employees of, or consultants, advisors or independent contractors to, the Corporation, pursuant to any written agreement, plan or arrangement to purchase, or rights to subscribe for, such Common Stock approved by the Board, including each of the Investor Directors;

(iii)                               Common Stock issued as a stock dividend or distribution payable in shares of Common Stock, or capital stock of any other class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock;

(iv)                              Common Stock or other securities issued or issuable pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, or purchase of substantially all assets or otherwise in which the Corporation or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own a majority of the voting power of the acquired entity or the resulting entity after such transaction, in each case so long as such transaction is approved by the Board;

(v)                                 Common Stock or other securities issued or issuable to banks, lenders, equipment lessors or landlords, provided that each such issuance is approved by the Board of Directors, including warrants to acquire Common Stock held by Silicon Valley Bank (or its affiliates, successors and assignees), warrants to purchase Preferred Stock issued to GE Capital Equity Investments, Inc. or any of its affiliates (“GECEI”) and Oxford Finance Corporation or any of its affiliates (“OFC”) pursuant to a debt financing approved by the Board of Directors (the “GE Financing”), shares of Preferred Stock issued or issuable to GECEI in connection with the GE Financing or upon exercise by GECEI or OFC of warrants issued in the GE Financing and shares of common stock issuable upon conversion of any such shares of Preferred Stock issued to GECEI or OFC pursuant to the GE Financing;

(vi)                              Common Stock or other securities issued or issuable to suppliers or third party service providers in connection with the provision of goods or services or to other third parties in connection with sponsored research agreements, collaboration agreements, development agreements, strategic partnerships or alliances, corporate partnerships, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board of Directors, including (A) any shares of Preferred Stock or Common Stock issued or issuable to Ipsen Pharma SAS (“Ipsen”), pursuant to the terms of that certain License Agreement, as amended and may be amended with the approval of the Board of Directors of the Corporation and in effect from time to time, by and between the Corporation and Ipsen as payment for milestones in lieu of cash payments and (B) shares of Series A-5 Preferred Stock issued pursuant to the Stock Issuance Agreement (as defined in Section 3(d) of the Series A-1 Certificate) and the issuance of Series A-6 Preferred Stock issued or to be issued as dividends on such Series A-5 Preferred Stock, and shares of Common Stock issuable upon conversion of any such shares of Series A-5 Preferred Stock and Series A-6 Preferred Stock;

(vii)                           Common Stock or other securities, the issuance of which is approved by the Majority Investors, with such approval expressly waiving the application of the right of first refusal provisions of Section 2.3 of this Agreement as a result of such issuance;

(viii)                        Preferred Stock or Common Stock issued or issuable pursuant to any warrant outstanding as of the date hereof or any warrant and any shares of Preferred Stock or Common Stock, or Common Stock issued upon exercise of any Preferred Stock, issued in connection with the Series B-2 Financing or any equity financing of the Corporation that has occurred at any time prior to the date hereof, including a warrant for shares of Series A-1 Preferred Stock issued or issuable to Leerink Swann and any warrants issued pursuant to the terms of the Stock Purchase Agreement, any shares of Preferred Stock or Common Stock upon exercise thereof and any Common Stock issuable upon conversion of such Preferred Stock issued upon exercise thereof;

(ix)                              Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(x)                                 All shares of Series B-2 Preferred Stock and other securities issued pursuant to the Stock Purchase Agreement, and all shares of Common Stock issued or issuable upon conversion of any such shares of Series B-2 Preferred Stock or exercise or conversion of any such other securities; and

(xi)                              Common Stock issued or issuable in the Company’s first underwritten public offering of its Common Stock under the Securities Act.

Expiration Date means the earlier of (i) the third anniversary of the date on which the Common Stock is first listed for trading on a national securities exchange and (ii) February 14, 2019.

Extra Observer shall have the meaning set forth in Section 4.3(b) hereof.

Extra Purchaser shall have the meaning set forth in Section 4.3(b) hereof.

F2 Biosciences means F2 Biosciences III, L.P., a Cayman Islands limited partnership.

FINRA means the Financial Industry Regulatory Authority.

G3 Investor means each of HCV II, Saints Capital IV, L.P. and Wellcome.

G3 Observer shall have the meaning set forth in Section 4.3(a) hereof.

GE Financing shall have the meaning set forth in the definition of “Excluded Securities” above.

GEHFS shall have the meaning set forth in the definition of “Excluded Securities” above.

Group means: (i) as to any Stockholder that is a corporation or other entity, any and all of the venture capital limited partnerships or corporations now existing or hereafter formed that are affiliated with or under common control with one or more of the controlling stockholders of such Stockholder and any predecessor or successor thereto; (ii) in the case of any member of the HCV Group, any other member of the HCV Group; (iii) in the case of any member of the MPM Group, any other member of the MPM Group; (iv) in the case of any member of the Brookside Group, any other member of the Brookside Group; (v) in the case of any member of the Oxford/Saints Group, any other member of the Oxford/Saints Group; and (vi) in the case of Wellcome, any successor trustee of the Wellcome Trust or additional trustee or trustees of the Wellcome Trust from time to time, or any company whose shares are all held directly or indirectly by the Wellcome Trust, or any nominee or custodian of any such person.

HCV Group means: (i) HCV VII; (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VII (an “HCV Fund”); (iii) any limited partners or affiliates of HCV VII or any other HCV Fund; and (iv) any successors or assigns of any of the foregoing.

HCV VII means HealthCare Ventures VII, L.P. a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VII under this Agreement.

Holder or Holders means the holder or holders, as the case may be, from time to time of Registrable Securities.

Immediate Family Member means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

Independent Directors shall have the meaning set forth in Section 4.2(b) hereof.

Industry Expert Director shall have the meaning set forth in Section 4.2(b) hereof.

Investor Directors shall have the meaning set forth in Section 4.2(b) hereof.

Initiating Holders means, collectively, Holders who properly initiate a registration request under this Agreement.

Investors means each of the persons listed on Schedule 2, Schedule 3 or Schedule 4 hereto, severally, but not jointly and severally.

Ipsen shall have the meaning set forth in the definition of “Excluded Securities” above.

Majority Investors means (i) the holders of not less than 70% of the outstanding shares of Series B Preferred Stock, (ii) the holders of not less than 70% of the outstanding shares of Series B-2 Preferred Stock and (ii) the Senior Majority (as defined in the Series A-1 Certificate), collectively.

Majority G3 Investors means the G3 Investor(s) holding a majority of the shares of capital stock of the Corporation (on an as-converted basis) held by all G3 Investors, including, with respect to each G3 Investor, all shares of capital stock of the Corporation (on an as-converted basis) held by members of such G3 Investor’s Group.

MPM means MPM Capital L.P.

MPM Group means (i) MPM BioVentures III, L.P., (ii) MPM BioVentures III QP. L.P.,

(iii) MPM BioVentures III GmbH & Co. Beteiligungs KG, (iv) MPM BioVentures III Parallel Fund, L.P., (v) MPM Asset Management Investors 2003 VIII LLC, (vi) MPM Bio IV NVS Strategic Fund, L.P., (vii) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (viii) any successors or assigns of the foregoing.

Notice of Acceptance shall have the meaning set forth in Section 2.3(c) hereof.

OFC shall have the meaning set forth in the definition of “Excluded Securities” above.

Offer shall have the meaning set forth in Section 2.3(b) hereof.

Offered Securities means, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security, (iii) any capitalized lease with any equity feature with respect to the Corporation, or (iv) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

Option means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

Other Preferred Stockholder means any holder of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock.

Other Shares shall have the meaning set forth in Section 3.6(b) hereof.

Oxford means OBP IV — Holdings LLC.

Oxford/Saints Group means (i) Oxford Bioscience Partners IV L.P., (ii) mRNA Fund II L.P., (iii) OBP IV — Holdings LLC, (iv) mRNA II — Holdings LLC, (v) Saints Capital VI, L.P., (vi) any other venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with the foregoing or one or more general partners of the foregoing, and (vii) any successors or assigns of the foregoing.

Person (whether or not capitalized) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

Preferred Shares means shares of Series B-2 Preferred Stock, Series B Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock and Series A-5 Preferred Stock and shares of the Corporation’s Series A-6 Convertible Preferred Stock, par value $.0001 per share (the “Series A-6 Preferred Stock”, with any holder of shares of Series A-6 Preferred Stock being referred to herein as a “Series A-6 Stockholder”).

Preferred Stock means the Preferred Stock, par value $.0001 per share, of the Corporation.

Preferred Stockholders means, collectively, the holders of shares of Preferred Stock of the Corporation.

Prior Agreement shall have the meaning set forth in the third paragraph of this

Agreement.

Qualified Public Offering means any public offering of shares of the Corporation’s capital stock in connection with which the Common Stock becomes listed for trading on a national securities exchange.

Refused Securities shall have the meaning set forth in Section 2.3(f) hereof.

Registrable Securities means (i) the Common Stock issued or issuable upon the conversion of the Preferred Stock, (ii) the Common Stock issued or issuable upon exercise of the Warrants (as defined in the Stock Purchase Agreement) and the warrants issued pursuant to the Series B Stock Purchase Agreement, (iii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Corporation, acquired by the Investors or any member of an Investor’s Group after the date hereof, (iv) any Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 7, and excluding any shares for which registration rights have terminated pursuant to Section 3.13.

Registrable Senior Securities means the Registrable Securities issued or issuable upon conversion of, or in respect of, the Senior Preferred Stock.

Restricted Stock means all shares of capital stock of the Corporation, including (i) all shares of Common Stock, (ii) all shares of Preferred Stock, (iii) all shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised and (iv) all other shares of capital stock issued or issuable by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences on such shares.

ROFR Stockholders shall have the meaning set forth in Section 2.3(a) hereof.

Rule 145 means Rule 145 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

Securities Act means the Securities Act of 1933, as amended.

Selling Expenses means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.

Senior Preferred Stock means shares of Series B-2 Preferred Stock, Series B Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock.

Series A-1 Certificate means the Certificate of Designations of the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock of the Corporation filed by the Corporation with the Secretary of State of the State of Delaware on May 17, 2011, as amended from time to time.

Series A-1 Directors shall have the meaning set forth in Section 4.2(b) hereof.

Series A-1 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-1 Stock Purchase Agreement means that certain Series A-1 Stock Purchase Agreement, dated as of May 17, 2011, by and among the Corporation and the Investors referenced therein.

Series A-2 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Preferred Stock shall have the meaning set forth in the definition of “Preferred Shares” above.

Series A-1 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-2 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-3 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series A-4 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-5 Stockholder shall have the meaning set forth in the first paragraph of this Agreement.

Series A-6 Stockholder shall have the meaning set forth in the definition of “Preferred Shares” above.

Series B Certificate means the Certificate of Designations of the Series B Convertible Preferred Stock filed by the Corporation with the Secretary of State of the State of Delaware on April 23, 2013, as amended from time to time.

Series B-2 Certificate means the Certificate of Designations of the Series B-2 Convertible Preferred Stock filed by the Corporation with the Secretary of State of the State of Delaware on the date hereof, as amended from time to time.

Series B-2 Financing shall have the meaning set forth in the second paragraph of this Agreement.

Series B Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series B-2 Preferred Stock shall have the meaning set forth in the first paragraph of this Agreement.

Series B Stock Purchase Agreement means the Series B Convertible Preferred Stock and Warrant Purchase Agreement, dated April 23, 2013, by and among the Corporation and the Series B Stockholders named therein.

Series B Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Series B-2 Stockholders shall have the meaning set forth in the first paragraph of this Agreement.

Stock Purchase Agreement shall have the meaning set forth in the second paragraph of this Agreement.

Stockholders means all holders of capital stock of the Corporation.

Tax and Taxes shall have the meanings set forth in Section 2.9 hereof.

Transfer shall include any disposition of any Restricted Stock or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

Wellcome means The Wellcome Trust Limited, as trustee of the Wellcome Trust.

SECTION 2.  Certain Covenants of the Corporation.

2.1                               Meetings of the Board of Directors.  The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall promptly pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

2.2                               Reservation of Shares of Common Stock and Preferred Stock, Etc.  The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares. Neither the issuance of the Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be subject to a preemptive right of any other Stockholder.

2.3                               Right of First Refusal.

(a)                                 The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities, unless in each case the Corporation shall have first offered to sell to the Series B-2 Stockholders, the Series B Stockholders, the Series A-1 Stockholders, the Series A-2 Stockholders and the Series A-3 Stockholders (collectively, the “ROFR Stockholders”) all of such Offered Securities on the terms set forth herein. Each

ROFR Stockholder shall be entitled to purchase up to its Equity Percentage of the Offered Securities. Each ROFR Stockholder may delegate its rights and obligations with respect to such Offer to one or more members of its Group, which members shall thereafter be deemed to be “ROFR Stockholders” for the purpose of applying this Section 2.3 to such Offer.

(b)                                 The Corporation shall deliver to each ROFR Stockholder written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the “Offer”). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such ROFR Stockholders (the “30-Day Period”), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

(c)                                  Each ROFR Stockholder shall evidence its intention to accept the Offer by delivering a written notice signed by such ROFR Stockholder, as applicable, setting forth the number of shares that such ROFR Stockholder elects to purchase (the “Notice of Acceptance”). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period. The failure by a ROFR Stockholder to exercise its rights hereunder shall not constitute a waiver of any other rights or of the right to receive notice of and participate in any subsequent Offer.

(d)                                 If any ROFR Stockholder fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other ROFR Stockholders in a written notice (the “Excess Securities Notice”). The Excess Securities Notice shall be given by the Corporation promptly after it learns of the intention of any ROFR Stockholder not to purchase all of its Equity Percentage of the Offered Securities, but in no event later than ten (10) business days after the expiration of the 30-Day Period. The ROFR who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such ROFR Stockholders (the “Excess Securities”), on a pro rata basis, by giving notice within ten (10) business days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) business day period during which (i) the Corporation must give the Excess Securities Notice to the applicable ROFR Stockholders, and (ii) each of them must then give the Corporation notice of their intention to purchase all or any portion of their pro rata share of the its Excess Securities, is hereinafter referred to as the “Excess Securities Period.”

(e)                                  If the ROFR Stockholders tender their Notice of Acceptance prior to the end of the 30-Day Period, indicating their intention to purchase all of the Offered Securities, or, if prior to the termination of the Excess Securities Period the ROFR Stockholders tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the ROFR Stockholders and the Excess Securities to be purchased by ROFR Stockholders, each ROFR Stockholder shall (i) purchase from the Corporation that portion of the Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, as applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities and Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(f)                                   The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the

Excess Securities) refused by the ROFR Stockholders (the “Refused Securities”) to any other person or persons, but only upon terms and conditions which are in all material respects (including price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each ROFR Stockholder shall (i) purchase from the Corporation those Offered Securities and Excess Securities, as applicable, for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities and Excess Securities, as applicable, substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities or Excess Securities being purchased by the ROFR Stockholders, the Corporation shall provide each such ROFR Stockholder with the rights and benefits set forth in this Agreement. The Corporation agrees, as a condition precedent to accepting payment for and making delivery of any Refused Securities to any executive officer, employee, consultant or independent contractor of or to the Corporation, or to any other person, to have each and every such person execute and deliver this Agreement, as may be modified or amended from time to time pursuant to Section 11 hereof, to the extent such purchaser has not already executed this Agreement. The obligation of the ROFR Stockholders to purchase such Offered Securities and Excess Securities, as applicable, is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such ROFR Stockholder and each of their respective counsels.

(g)                                  In each case, any Offered Securities not purchased either by the ROFR Stockholders or by any other person in accordance with this Section 2.3 may not be sold or otherwise disposed of until they are again offered to the ROFR Stockholders under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

(h)                                 Each ROFR Stockholder may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such ROFR Stockholder.

(i)                                     This Section 2.3 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering.

2.4                               Filing of Reports Under the Exchange Act.  For so long as the Common Stock is registered under the Exchange Act, the Corporation shall comply with all reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Registrable Securities (including any such exemption pursuant to Rule 144 thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each Holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 thereof or otherwise) for the sale of any Registrable Securities.

2.5                               Directors’ & Officers’ Insurance.  The Corporation shall continue to maintain a directors’ and officers’ liability insurance policy covering all directors, observers and executive officers of the Corporation.

2.6                               Properties and Business Insurance.  The Corporation shall continue to maintain from responsible and reputable insurance companies or associations valid policies of insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as is customary for similarly situated businesses.

2.7                               Preservation of Corporate Existence.  The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which (i) such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties or (ii) the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.8                               Compliance with Laws.  The Corporation shall comply with all applicable laws, rules, regulations, requirements and orders of the United States or any applicable foreign jurisdiction in the conduct of its business including all labor, employment, wage and hour, health and safety, environmental, health insurance, health information security, privacy, data protection and data transfer laws, and shall adopt and monitor policies and procedures designed to comply with all such applicable laws, rules, regulations and orders, except where noncompliance would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Corporation.

2.9                               Payment of Taxes.  The Corporation will pay and discharge all lawful Taxes (as defined below) before such Taxes shall become in default and all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Corporation shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by or for the Corporation in good faith by appropriate proceedings and an adequate reserve therefore has been established on its books. The term “Tax” (and, with correlative meaning, “Taxes”) means all United States federal, state and local, and all foreign, income, profits, franchise, gross receipts, payroll, transfer, sales, employment, use, property, excise, value added, ad valorem, estimated, stamp, alternative or add-on minimum, recapture, environmental, withholding and any other taxes, charges, duties, impositions or assessments, together with all interest, penalties, and additions imposed on or with respect to such amounts, or levied, assessed or imposed against the Corporation.

2.10                        Management Compensation.  The Board (upon the recommendation of the Compensation Committee or otherwise) shall determine the compensation to be paid by the Corporation to its executive officers. Any grants of capital stock or options to employees, officers, directors or consultants of the Corporation and its Subsidiaries shall be made pursuant to a plan, agreement or arrangement approved by the Board.

2.11                        No Further Pay-to-Play Provisions.  The Corporation hereby covenants and agrees that at no time after the date of this Agreement, without the prior written consent of each of F2 Biosciences, Wellcome, BB Bio, one member of the HCV Group, one member of the MPM Group, one member of the Brookside Group and one member of the Oxford/Saints Group, shall it enter into any agreement or amend the Certificate to implement terms that would automatically convert Preferred Shares into shares of Common Stock, or impose any other penalty on the holder of Preferred Shares, solely because the holders of such Preferred Shares fail to participate at any level in a transaction pursuant to which the Corporation raises funds through the issuance of debt or equity securities.

2.12                        Confidentiality, Assignment of Inventions and Non-Competition Agreements for Key Employees.  The Corporation shall cause each person who becomes an employee of or a consultant to the Corporation subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute a confidentiality, assignment of inventions, and non-competition agreement in form and substance approved by the Board prior to the commencement of such person’s employment by the Corporation in such capacity.

2.13                        Duration of Section.  Sections 2.5 through 2.12 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the terms and conditions of the Certificate upon the listing, or the admitting for trading, of the Common Stock on a national securities exchange.

SECTION 3.  Transfer of Securities.

3.1                               Restriction on Transfer.  The Restricted Stock shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.  In addition, no Restricted Stock shall be transferred unless, as conditions precedent to such transfer, the transferee thereof agrees in writing to be bound by the obligations of the transferring Stockholder hereunder.

3.2                               Restrictive Legend.  Each certificate evidencing any Restricted Stock and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Stock shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

3.3                               Notice of Transfer.  By acceptance of any Restricted Stock, the holder thereof agrees to give prior written notice to the Corporation of such holder’s intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by: (a) the written opinion of counsel for the holder of such Restricted Stock or, at such holder’s option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel such proposed Transfer involves a transaction requiring registration of such Restricted Stock under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Stock under the Securities Act and applicable state securities laws or that an exemption thereunder is available, or (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Stock describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Registrable Securities pursuant to the terms and provisions of Section 3.4 hereof; provided, however, that (y) in the case of a Transfer by a holder to a member of such holder’s Group, no such opinion of counsel or representation letter of the holder shall be necessary, provided that the transferee agrees in writing to be subject to Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement, and (z) in the case of any holder of Restricted Stock that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, (i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3, 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement. If in an opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or “blue sky” laws, then the holder of Restricted Stock shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section 3.2 hereof unless: (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Stock shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or, if applicable, until registration of the Registrable Securities involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Stock in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Stock shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.  Notwithstanding anything to the contrary herein, the provisions of this Section 3.3 and of Sections 3.1 and 3.2 shall not apply, and shall be deemed of no force or effect, with respect to shares of capital stock of the Corporation that are subject to a re-sale registration statement under the Securities Act, provided that such registration statement has been declared, and continues to remain, effective by the Commission.

3.4                               Registration Rights.

(a)                                 Form S-1 Demand.  If (i) at any time after 180 days after the Effective Date, the Corporation receives a request from Holders of a majority of the Registrable Securities then outstanding that the Corporation file a Form S-1 registration statement with respect to at least thirty percent (30%) of the Registrable Securities then outstanding or (ii) the Corporation receives a request from Holders of a majority of the Registrable Senior Securities that the Corporation file a Form S-1 registration statement with respect to the Registrable Senior Securities then outstanding, then the Corporation shall (1) within 20 days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (2) as soon as practicable, and in any event within 60 days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.4(c), 3.4(f) and 3.6.

(b)                                 Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Corporation receives a request from Holders of at least ten percent (10%) of the

Registrable Securities then outstanding that the Corporation file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $10.0 million, then the Corporation shall (i) within 10 days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 45 days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Corporation within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 3.4(c), 3.4(f) and 3.6.

(c)                                  Notwithstanding the foregoing obligations, if the Corporation furnishes to Holders requesting a registration pursuant to this Section 3.4 a certificate signed by the Corporation’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Corporation shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than 90 days after the request of the Initiating Holders is given; provided, however, that the Corporation may not invoke this right more than twice in any 12-month period.

(d)                                 The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.4(a) (i) after the Corporation has effected two registrations pursuant to Section 3.4(a); or (ii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.4(b).  The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.4(b) (i) during the period that is 30 days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Corporation-initiated registration, provided, that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Corporation has effected two registrations pursuant to Section 3.4(b) during the 12-month period immediately preceding the date of such request.  A registration shall not be counted as “effected” for purposes of this Section 3.4(d) until such time as the applicable registration statement has been declared effective by the Commission, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 3.4(a), in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.4(d).

(e)                                  Existing Registration Statement.  The Corporation shall prepare and file with the Commission such amendments and supplements to the Corporation’s Registration Statement on Form S-1 (Reg. No. 333-175091) and the prospectus used in connection therewith as may be requested by the Holders of a majority of the Registrable Senior Securities and necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) such time as the Registrable Securities registered on such registration statement are included in another registration statement covering the sale of such Registrable Securities, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement.

(f)                                   The Corporation shall not be required to include in any registration statement an amount of securities that would exceed the maximum number of shares that can be included therein in accordance with the Securities Act and the rules and regulations promulgated thereunder.  In the event that not all Registrable Securities that Holders desire to include in a registration statement can be included in any one registration statement, then the Registrable Securities to be included shall be allocated among Holders on a pro rata basis based on the total number of Registrable Securities held by all Holders that have not been included in a registration statement.

3.5                               Piggyback Registration.

(a)                                 Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than (i) a registration relating to the sale of securities to employees of the Corporation or a subsidiary pursuant to a stock option, stock purchase or similar plan; (ii) a registration relating to a Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Corporation shall promptly give written notice of such proposed registration to all Holders, which notice shall also constitute an offer to such Holders to request inclusion of any Registrable Securities in the proposed registration.

(b)                                 Each Holder shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Registrable Securities such Holder intends to sell and the Holder’s intended method of disposition.

(c)                                  In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Registrable Securities be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no Common Stock other than Registrable Securities are being sold through underwriters under such registration.

(d)                                 Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Registrable Securities to be registered under the Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

3.6                               Underwriting Requirements.

(a)                                 If, pursuant to Section 3.4, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Corporation as a part of their request made pursuant to Section 3.4, and the Corporation shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Corporation and shall be reasonably acceptable to the Initiating Holders holding a majority of the shares of the Corporation’s capital stock then held by all Initiating Holders (calculated on an as-converted basis).  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Section 3.6, if the managing underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)                                 In connection with any offering involving an underwriting of shares of the Corporation’s capital stock pursuant to Section 3.5, the Corporation shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Corporation and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Corporation.  If the managing underwriter(s) of any proposed registration under Section 3.5 determines and advises in writing that the inclusion of all Registrable Securities proposed to be included in the underwritten public offering, together with any other Common Stock proposed to be included therein by holders other than the Holders (such other shares hereinafter collectively referred to as the “Other Shares”) would interfere with the successful marketing of the Corporation’s securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, (ii) second, if necessary, by all Registrable Securities which are not Registrable Senior Securities and (iii) third, if necessary, so that (A) one-half (1/2) of the securities to be included consist of the securities proposed to be issued by the Corporation, and (B) one-half (1/2) of the securities to be included consist of the Registrable Senior Securities proposed to be included in such registration by the holders thereof, allocated among such Holders on a pro rata basis calculated based upon the number of Registrable Senior Securities sought to be registered by each such holder; provided, that the aggregate number of securities proposed to be included in such registration by the holders of Registrable Senior Securities shall only be reduced hereunder if and to the extent that such securities exceed twenty-five percent (25%) of the aggregate number of securities included in such registration. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 90 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.  For purposes of the provision in this Section 3.6(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 3.4, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3.6(a) or (b), fewer than fifty percent (50%) of the total number of Registrable Senior Securities that Holders have requested to be included in such registration statement are actually included.

3.7                               Preparation and Filing.  If and whenever the Corporation is under an obligation pursuant to the provisions of Sections 3.4 and/or 3.5 to use its best efforts to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as practicable:

(a)                                 prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

(b)                                 prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) nine months from the date such registration statement first becomes effective, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement;

(c)                                  furnish to each holder whose Registrable Securities are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities;

(d)                                 use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Registrable Securities are being registered shall reasonably request, and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Securities; provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

(e)                                  at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Registrable Securities are being registered of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)                                   if the Corporation has delivered preliminary or final prospectuses to the holders of Registrable Securities that are being registered and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Registrable Securities; and

(g)                                  furnish, at the request of any holder whose Registrable Securities are being registered, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

3.8                               Expenses.  The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including all registration and filing fees (including all expenses incident to filing with the FINRA), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Registrable Securities are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4 and 3.5, the reasonable fees and disbursements of a counsel for the holders of Registrable Securities that are being registered pursuant to this Section 3, such counsel for the holders of Registrable Securities shall be designated by a vote of the holders of a majority of the Registrable Securities to be included in such registration); provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities covered by registrations effected pursuant to Section 3.4 or 3.5 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by each such seller or sellers.

3.9                               Indemnification.

(a)                                 In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Section 3 or registration or qualification of any Registrable Securities pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3.7(d) hereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation hereof.

(b)                                 Before Registrable Securities held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Securities effected pursuant to such registration.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims in respect of which it is obligated to indemnify an indemnified party or parties hereunder, without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

(e)                                  Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Registrable Securities, the Corporation, the holders of such Registrable Securities and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

3.10                                Removal of Legends, Etc.  Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Stock shall cease and terminate when (a) any such Restricted Stock are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to lime), or (b) the holder of Restricted Stock has met the requirements for transfer of such Restricted Stock pursuant to subparagraph (b)(1) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Stock as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3.

3.11                        Lock-up Agreement.

(a)                                 In no event shall any Stockholder be permitted, during the period commencing on the date hereof and ending on the date of the listing of the Common Stock on a national securities exchange, to sell, assign, transfer, make a short sale of, loan, or grant any option for the purchase of, any shares of Common Stock for a price that is less than $6.142 per share (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement) or any other shares of capital stock of the Company for an effective price that is less than $6.142 per share on an as-converted to Common Stock basis (subject to proportionate and equitable adjustment upon any stock split, stock dividend, reverse stock split or similar event affecting the Common Stock that becomes effective after the date of this Agreement), except (x) with the prior written consent of the Company or (y) to a member of such Stockholder’s Group.

(b)                                 Each Stockholder agrees further that, if the Company or a managing underwriter so requests of such Stockholder in connection with a registered public offering of securities of the Company, such Stockholder will not, without the prior written consent of the Company or such underwriters, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, or exercise registration rights with respect to any shares of Common Stock or shares of capital stock or other securities of the Corporation convertible into or exercisable for, whether directly or indirectly, shares of Common Stock, other than to a member of such Stockholder’s Group, during the period of (i) 180 days following the closing of the first public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act, or (ii) 90 days following the closing of any other public offering of securities offered and sold for the account of the Corporation that is registered under the Securities Act; provided that such request is made of all officers, directors and 1% and greater Stockholders and each such person shall be similarly bound; and, provided, further, that nothing in this Section 3.11(b) shall prevent any Stockholder from participating in any registered public offering of the Corporation as a selling stockholder or security holder.

(c)                                  In the event that the Corporation releases or causes to be released any Stockholder from any restrictions on transfer set forth in the foregoing provisions of this Section 3.11, the Corporation shall release or cause to be released all other Stockholders in similar fashion and any such release of all Stockholders shall be implemented on a pro rata basis.

3.12                                Furnish Information.  It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

3.13                                Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to this Section 3 shall terminate upon the earlier to occur of: (a) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without volume, manner of sale or other limitation during a three-month period without registration; and (b) the Expiration Date.

SECTION 4.  Election of Directors.

4.1                                       Intentionally Omitted.

4.2                                       Voting for Directors.  At the first annual meeting of the Stockholders of the Corporation after the Initial Closing (as defined in the Stock Purchase Agreement), and thereafter at each annual meeting and each special meeting of the Stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which Stockholders of the Corporation shall have the right to, or shall, vote or consent to the election of directors, then, in each such event, each Stockholder shall vote all shares of Preferred Stock, Common Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, him or her, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

(a)                                 to fix and maintain the number of directors on the Board at eight (8);

(b)                                 to the extent entitled under the Certificate as in effect as of the date of this Agreement, to elect as Directors of the Corporation on the date hereof and in any subsequent election of Directors the following individuals:

(i)                                     in the case of the two (2) directors to be elected by the holders of Series A-1 Preferred Stock under the Certificate, two (2) individuals to be designated by the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock (the “Series A-1 Directors”), who shall initially be Ansbert Gadicke and Martin Münchbach.

(ii)                                  in the case of the one (1) director to be elected by the G3 Holders (as defined in the Series A-1 Certificate), one (1) individual to be designated by the affirmative vote or written consent of the holders of at least 70% of the shares of Common Stock issuable upon conversion of the outstanding shares of Series B Preferred Stock and Series B-2 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the “Series B Director”), who shall initially be

Morana Jovan-Embiricos.

(iii)                               in the case of the one (1) director to be elected by MPM, one (1) director to be designated by the affirmative vote or written consent of MPM, provided that such director be an individual with particular expertise in the development of pharmaceutical products, as reasonably determined by MPM, if any (the “Industry Expert Director” and together with the Series B Director and the Series A-1 Directors, the “Investor Directors”), who shall initially be Elizabeth Stoner, provided, further, however, that in order to be eligible to vote or consent with respect to the designation of an individual as a nominee for election as the Industry Expert Preferred Director, MPM together with members of the MPM Group must hold greater than twenty percent (20%) of the Preferred Stock purchased under the Series A-1 Stock Purchase Agreement by MPM and members of the MPM Group.

(iv)                              in the case of the remaining directors to be elected by the holders of Preferred Stock and Common Stock, voting together as a single class, under the Certificate, four (4) individuals as follows:

a.                                      three industry or market experts, each of whom shall be designated by a majority of the other members of the Board, including a majority of the Investor Directors (the “Independent Directors”), and who shall initially be Alan Auerbach, Kurt Graves and Owen Hughes; and

b.                                      the Chief Executive Officer of the Corporation, who shall initially be Robert E. Ward.

4.3                               Observer Rights.

(a)                                 The Majority G3 Investors shall have the right to appoint one observer to the Board (the “G3 Observer”), provided, however, that in order for any G3 Investor to be eligible to participate in the appointment of an individual as the G3 Observer, such G3 Investor, together with members of such G3 Investor’s Group, must continue to hold greater than seventy five percent (75%) of the Series A-1 Preferred Stock originally purchased by such G3 Investor and members of such G3 Investor’s Group pursuant to the Series A-1 Stock Purchase Agreement and greater than seventy five percent (75%) of the Series B Preferred Stock originally purchased by such G3 Investor and members of such G3 Investor’s Group pursuant to the Series B Stock Purchase Agreement. The G3 Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the G3 Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. The rights of each G3 Investor under this Section 4.3(a) may only be assigned in connection with the transfer of all of the Preferred Stock held by such G3 Investor to the assignee. In addition and without limiting the foregoing, in the event that the Majority G3 Investors appoint any person to be the G3 Observer under this Section 4.3(a) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the G3 Observer from access to any meeting, or any portion thereof, and/or deny the G3 Observer access to any information and documents, or any portions thereof.

(b)                                 In the event that the Board approves the grant of the rights contained herein to a purchaser of shares of Series B-2 Preferred Stock under the Stock Purchase Agreement after the date hereof (any such purchaser with respect to whom the Board has approved the granting of such rights, the “Extra Purchaser”), upon such Extra Purchaser becoming a party hereto and a Stockholder hereunder, such Extra Purchaser shall have the right to appoint an observer to the Board (the “Extra Observer”) as long as such Extra Purchaser holds greater than seventy five percent (75%) of the Series B-2 Preferred Stock originally purchased by such purchaser pursuant to the Stock Purchase Agreement. The Extra Observer shall have the right to attend all meetings of the Board in a non-voting observer capacity, and the Corporation shall provide to the Extra Observer all materials provided to the members of the Board and notice of such meetings, all in the manner and at the time provided to the members of the Board; provided, however, that the Corporation reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is necessary to preserve the attorney-client privilege or to protect highly confidential information, the disclosure of which should not be made to any person who does not have a fiduciary or other similar duty to the Corporation. The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding. The Extra Purchaser’s rights under this Section 4.3(b) may only be assigned in connection with the transfer of all of the Preferred Stock held by the Extra Purchaser to the assignee. In addition and without limiting the foregoing, in the event that the Extra Purchaser appoints any person to be the Extra Observer under this Section 4.3(b) who, in the good faith determination of the Board, has conflicting interests with the Corporation, then the Corporation shall have the right, at any time and from time to time, to exclude the Extra Observer from access to any meeting, or any portion thereof, and/or deny the Extra Observer access to any information and documents, or any portions thereof.

4.4                               Cooperation of the Corporation.  The Corporation shall use its best efforts to effectuate the purposes of this Section 4, including (a) taking such actions as are necessary to convene annual and/or special meetings of the Stockholders for the election of directors and (b) promoting the adoption of any necessary amendment of the by-laws of the Corporation and the Certificate.

4.5                               Notices. The Corporation shall provide the Series B Stockholders, the Series B-2 Stockholders, the Series A-1 Stockholders and MPM with at least twenty (20) days’ prior notice in writing of any intended mailing of notice to the Stockholders of a meeting at which directors are to be elected, and such notice shall include the names of the persons designated by the Corporation pursuant to this Section 4.  The Series B Stockholders, the Series B-2 Stockholders, the Series A-1 Stockholders and MPM shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by them respectively pursuant to Section 4.2 above as nominees for election to the Board.  In the absence of any notice from the Series B Stockholders, the Series B-2 Stockholders, the Series A-1 Stockholders and MPM, the director(s) then serving and previously designated by the Series B Stockholders, the Series B-2 Stockholders, the Series A-1 Stockholders and MPM, as applicable, shall be renominated.

4.6                               Removal.  Except as otherwise provided in this Section 4, no Stockholder shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 4 unless the party or group of stockholders, as applicable, who designated such director (the “Designating Party”) shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Stockholders shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 4 may be filled by another person designated by the original Designating Party. Each Stockholder shall vote all shares of voting stock of the Corporation owned or controlled by such Stockholder in accordance with each such new designation.

4.7                               Quorum.  A quorum for any meeting of the Board of Directors shall consist of a majority of all directors; provided, that a majority of the Investor Directors then serving as directors of the Corporation is in attendance at such meeting.  If, at any meeting, a quorum is not present for any reason, then another Board meeting may be convened within no less than two (2) and no more than ten (10) business days and, at such meeting, a majority of all directors shall constitute a quorum for all purposes.

4.8                               Committees.  Each of the Investor Directors serving as a director of the Corporation shall have the right to sit on any committee of the Board.

4.9                               Duration of Section.  This Section 4 and the rights and obligations of the parties hereunder shall automatically terminate on the earlier of (i) the consummation of an Event of Sale (as defined in the Certificate) or (ii) the automatic conversion of all of the Preferred Stock of the Corporation pursuant to the Certificate as a result of the listing, or the admitting for trading, of the Common Stock on a national securities exchange. Prior to such termination, the rights and obligations of any Preferred Stockholder under this Section 4 shall terminate upon the date on which such Preferred Stockholder or its Group no longer owns any Preferred Stock, whereupon the obligations of the remaining Stockholders to vote in favor of the designee of such Preferred Stockholder shall also terminate.

SECTION 5.  Indemnification.

5.1                               Indemnification of Investors.  In the event that any Preferred Stockholder or any director, officer, employee, affiliate or agent thereof (the “Indemnitees”), become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee’s role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including attorneys’ fees) (any of the foregoing, a “Claim”) incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement; provided, however, that the Corporation shall not be required to indemnify any Indemnitee hereunder in connection with any matter as to which a court of competent jurisdiction has made a final non-appealable determination that such Indemnitee has acted with gross negligence or willful or intentional misconduct in connection therewith. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

5.2                               Advancement of Expenses.  The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

SECTION 6.  Remedies.  In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.  The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

SECTION 7.  Successors and Assigns.  Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Stockholder parties hereto and the respective successors and permitted assigns of the Corporation and each of the Stockholder parties hereto (including any member of a Stockholder’s Group).  Subject to the requirements of Section 3 hereof, this Agreement and the rights and duties of the any Stockholder set forth herein may be freely assigned, in whole or in part, by such Stockholder to any member of their respective Group, provided such transferee is an “affiliate” of such Stockholder, as the case may be, as such term is defined under Rule 501 of the Securities Act (it being recognized and agreed that each member of the Oxford/Saints Group shall be deemed to be “affiliates” of each other for this purpose).  Subject to the requirements of Section 3 hereof, the rights under this Agreement may be assigned (but only with related obligations) by a Holder to a transferee of Registrable Securities that, after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations).  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (a) that is an affiliate or stockholder of a Holder; (b) who is a Holder’s Immediate Family Member; or (c) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.  Any transferee from a Stockholder to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself (together with its address), gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were a Stockholder hereunder. A transferee to whom rights are transferred pursuant to this Section 7 will be thereafter deemed to be a Stockholder for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 7.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

SECTION 8.  Duration of Agreement.  The rights and obligations of the Corporation and each Stockholder set forth herein shall survive indefinitely, unless and until, by the respective terms of this Agreement, they are no longer applicable.

SECTION 9.  Entire Agreement.  This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto, including the Prior Agreement.

SECTION 10.  Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(i)                                     if to the Corporation, to:

Radius Health, Inc.

201 Broadway

Sixth Floor

Cambridge, MA 02139

Attention: Chief Executive Officer
Telecopier: (617) 551-4701

with a copy to:

Latham & Watkins LLP

John Hancock Tower, 20th Floor

200 Clarendon Street

Boston, MA 02116

Attention: Peter N. Handrinos

Telecopier: (617) 948-6001

(ii)                                  if to the Investors, as set forth on Schedule 2, Schedule 3 or Schedule 4; to the Common Stockholders, as set forth on Schedule 1; to the holders of Series A-2 Preferred Stock, as set forth on Schedule 5; to the holders of Series A-3 Preferred Stock, as set forth on Schedule 6; to the holders of Series A-4 Preferred Stock, as set forth on Schedule 7; to the holder of Series A-5 Preferred Stock and/or Series A-6 Preferred Stock, as set forth on Schedule 8.

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 11.  Changes.  The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the Majority Investors, and to the extent that there is a material adverse effect of any such modification or amendment on the rights and obligations of the holders of shares of Series A-4 Preferred Stock, Series A-5 Preferred Stock or Series A-6 Preferred Stock, respectively, in a manner more adverse than such effect on the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock or Series A-3 Preferred Stock, respectively, a majority in combined voting power of the such more affected series then outstanding, determined in accordance with Section 6(a) of the Series A-1 Certificate. Additional parties who become parties to this Agreement pursuant to an instrument of adherence will not constitute a change under this Section 11. Notwithstanding the foregoing, (a) any modification or amendment to this Agreement that would adversely affect one Series B Stockholder, Series B-2 Stockholder, Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder in a manner that is directed specifically to such Series B Stockholder, Series B-2 Stockholder, Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, rather than to all Series B Stockholders, Series A-1 Stockholders, Series A-2 Stockholders and Series A-3 Stockholders, shall be subject to the approval of each such Series B Stockholder, Series B-2 Stockholder, Series A-1 Stockholder, Series A-2 Stockholder or Series A-3 Stockholder, as applicable, (b) any modification or amendment to Section 2.11 hereof shall be subject to the further approval of F2 Biosciences, Wellcome, BB Bio, at least one member of HCV Group, one member of the MPM Group, one member of the Brookside Group and one member of the Oxford/Saints Group, (c) any modification to Section 4.2(b)(i) shall be subject to the further approval of Stockholders holding a majority of the outstanding shares of Series A-1 Preferred Stock, (d) any modification to Section 4.2(b)(ii) shall be subject to the further approval of Stockholders holding at least 70% of the shares of Common Stock issuable upon conversion of the outstanding shares of Series B Preferred Stock and Series B-2 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, (e) any modification to Section 4.2(b)(iii) shall be subject to the further approval of at least one member of the MPM Group, (f) any modification to Section 4.3(a) shall be subject to the further approval of the Majority G3 Investors and (g) any modification to Section 4.3(b) shall be subject to the further approval of the Extra Purchaser, if any. It is understood that any separate consent required pursuant to the foregoing clauses (a) - (g) would not be required if any such adverse effect results from the application of criteria uniformly to all Stockholders even if such application may affect Stockholders differently.

SECTION 12.  Counterparts.  This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument and all such counterparts together shall constitute but one agreement.

SECTION 13.  Headings; Interpretation.  The headings of the various sections of this Agreement have been inserted for convenience of reference only, and shall not be deemed to be a part of this Agreement.  All references in this Agreement to “including” shall be deemed to mean “including without limitation.”

SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 15.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law rules thereof that would result in the application of the laws of any other jurisdiction; provided that Sections 2, 3 and 4 of this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof.

SECTION 17.  Additional Parties.  Notwithstanding anything to the contrary contained herein, any Stockholder may become a party to this Agreement following the delivery to, and written acceptance by, the Corporation of an executed Instrument of Adherence to this Agreement in the form attached hereto as Annex A.  No action or consent by Stockholder parties hereto shall be required for such joinder to this Agreement by such additional Stockholder, so long as such additional Stockholder has agreed in writing to be bound by all of the obligations as Stockholder party hereunder as indicated in the Instrument of Adherence and the Instrument of Adherence has been accepted in writing by the Corporation.

SECTION 18.  Waiver; Amendment; Termination.  The parties to this Agreement hereby agree and acknowledge that the Corporation has, as of, and at all times prior to, the date of this Agreement, complied with all of its obligations under the Prior Agreement and that the Corporation shall have no liability or obligation to pay any damages under the Prior Agreement with respect to any right, covenant or obligation arising under the Prior Agreement at any time prior to the date of this Agreement.  All provisions of, rights granted and covenants made in, the Prior Agreement are hereby waived, released and superseded, with full retrospective and prospective effect, in their entirety and shall have no further force or effect.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

CORPORATION:

RADIUS HEALTH, INC.

By:	/s/ Robert E. Ward
Name:	Robert E. Ward
Title:	President & Chief Executive Officer

INVESTORS:

F2 BIOSCIENCE III, L.P.

By:	F2 Bioscience GP, Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name:	Morana Jovan-Embiricos
Title:	Director of Investment Adviser
To F2 Bioscience III, L.P.

BB BIOTECH VENTURES II, L.P.

On behalf of BB Biotech Ventures GP (Guernsey) Limited
as General Partners to BB Biotech Ventures II, L.P.

By:	/s/ Pascal Mahieux
Name:	Pascal Mahieux
Title:	Director

BIOTECH GROWTH N.V.

By:	/s/ H.J. van Neutegem
Name:	H.J. van Neutegem
Title:	Managing Director

MPM BIOVENTURES III, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM BIOVENTURES III GMBH & CO.
BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing Limited Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.

By:	MPM BioVentures III GP, L.P.,
its General Partner
By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Manager

MPM BIO IV NVS STRATEGIC FUND, L.P.

By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC,
its Managing Member

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	Member

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP

By: Waverley Healthcare Private Equity Limited,
its general partner

By:
Name:
Title:

OBP IV – HOLDINGS LLC

By: OXFORD BIOSCIENCE PARTNERS IV., L.P.
By: OBP Management iv, L.P.

By:	/s/ Jonathan Fleming
Name:	Jonathan Fleming
Title:	General Partner

By: SAINTS CAPITAL GRANITE, L.P.
By: SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted
Name:	Scott Halsted
Title:	Managing Director

MRNA II - HOLDINGS LLC

By: MRNA FUND II, L.P.
By: OBP MANAGEMENt II , L.P.

By:	/s/ Jonathan Fleming
Name:	Jonathan Fleming
Title:	General Partner

By: SAINTS CAPITAL GRANITE, L.P.
By: SAINTS CAPITAL GRANITE, LLC

By:	/s/ Scott Halsted
Name:	Scott Halsted
Title:	Managing Director

THE WELLCOME TRUST LIMITED,
AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Alan Lynch
Name:	Alan Lynch
Title:	Head of Property

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:
Name:	Ranesh Ramanathan
Title:	General Counsel

NORDIC BIOSCIENCE CLINICAL
DEVELOPMENT VII A/A

By:
Name:
Title:

IPSEN PHARMA SAS

By:
Name:
Title:

The Breining Family Trust dated August 15, 2003

By:
Name:
Title:

Dr. Raymond F. Schinazi

Dr. Dennis A. Carson

The David E. Thompson Revocable Trust

By:
Name:
Title:

Jonnie K. Westbrook Revocable Trust dated March 17, 2000
By:
Name:
Title:

HEALTHCARE VENTURES VII, L.P.

By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
Name:	Jeffrey Steinberg
Title:	Administrative Partner

The Kent C. Westbrook Revocable Trust,
Dated March 17, 2000

By:
Name:	Kent Westbrook, M.D.
Title:	Trustee

H. Watt Gregory III

H2 ENTERPRISES, LLC

By:
Name:
Title:

Hostetler Family Trust UTD 3/18/92

By:
Name:	Karl Y. Hostetler
Title:	Co-Trustee

By:
Name:	Margarethe. Hostetler
Title:	Co-Trustee

The Richman Trust dated 2/6/83

By:
Name:	Douglas D. Richman
Title:	Co-Trustee

By:
Name:	Eva A. Richman,
Title:	Co-Trustee

Ruff Trust dated l-1-02

By:
Name:	F. Bronson Van Wyck
Title:	Trustee

Stavros C. Manolagas

Michael Rosenblatt, M.D.

Patricia E. Rosenblatt

Dr. John Potts, Jr and Susanne K. Potts
Irrevocable Trust for Stephen K. Potts
dated 6-15-05

By:
Name:
Title:

John Thomas Potts, M.D.

John A. Katzenellenbogen, PhD.

John A. Katzenellenbogen Trust
Under Agreement Dated August 2, 1999

By:
Name:
Title:

Benita S. Katzenellenbogen, PhD

Bart Henderson

BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS

By:
Name:
Title:

Benjamin C. Lane

Ruff Trust dated l-1-02

By:
Name:	F. Bronson Van Wyck
Title:	Trustee

Stavroula Kousteni, PhD.

Robert L. Jilka, PhD.

Robert S. Weinstein, M.D.

Teresita M. Bellido, PhD.

Dotty McIntyre

Thomas E. Sparks

Samuel Ho

Charles O’Brien, PhD.

Alwyn Michael Parfitt, M.D.

Barnette Pitzele

Kelly Colbourn

Julie Glowacki

Socrates E. Papapoulos, M.D.

Tonya D. Smith

Maysoun Shomali

Jonathan Guerriero

E. Kelly Sullivan

Cecil Richard Lyttle

Louis O’Dea

Brian Nicholas Harvey

Christopher Miller

Chris Glass

Maria Grunwald

Kathy Welch

F2 BIOSCIENCE IV, L.P.

By: F2 Bioscience GP IV Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name:	Morana Jovan-Embiricos
Title:	Authorized Signatory

F2 BIO VENTURES V, L.P.

By: F2 Bio Ventures GP Ltd., General Partner

By:	/s/ Morana Jovan-Embiricos
Name:	Morana Jovan-Embiricos
Title:	Authorized Signatory

Schedule 1

List of Common Stockholders

Name of Common Stockholder	Address of Record
Teresita M. Bellido, Ph.D	9302 Windrift Way Zionsville, IN 46077
Julie Glowacki, Ph.D	76 Perkins Street Jamaica Plain, MA 02130
H2 Enterprises, LLC	c/o H. Watt Gregory, III. Esq. Kutak Rock, LLP 124 West Capitol Avenue, Suite 2000 Little Rock, AR 72201
Hostetler Family Trust, UTD 3/18/92	14024 Rue St. Raphael Del Mar, CA 92014
Robert L, Jilka, Ph.D	14202 Clarborne Court Little Rock, AR 72211
Benita S. Katzenellenbogen, Ph.D	704 West Pennsylvania Ave Urbana, IL 61801
John A. Katzenellenbogen, Ph. D	704 West Pennsylvania Ave Urbana, IL 61801
John A. Katzenellenbogen Trust Under Agreement dated August 2, 1999	704 West Pennsylvania Ave Urbana, IL 61801
Stavroula Kousteni, Ph.D	58 Hillside Avenue Glen Ridge, NJ 07028
Bart Henderson	45 Prentiss Lane Belmont, MA 02478
Dr. Stavros C. Manolagas	35 River Ridge Circle Little Rock AR 72227
Charles O’Brien, Ph. D	2824 Mossy Creek Dr Little Rock, AR 72211
Socrates E. Papapoulos, M.D.	Javastraat 64 2585 AR the Hague The Netherlands
Alwyn Michael Parfitt, M.D.	28 Baeza Way Hot Springs Village, AR 71909
John Thomas Potts, Jr., M.D.	18 Hawthorne Street Cambridge, MA 02138
Dr. John Potts Jr and Susanne K. Potts Irrevocable Trust for Stephen K. Potts, dated 6/15/05	18 Hawthorne Street Cambridge, MA 02138
Michael Rosenblatt, M.D.	130 Lake Ave Newton Center, MA 02459
Patricia E. Rosenblatt	876 Beacon Street, Apt 5 Newton, MA 02459
Ruff Trust, F. Bronson Van Wyck, Trustee	2141 Highway 224 East Tukerman, AR 72473
Tonya D. Smith	7790 Shannon Rd. Pine Bluff, AR 71603
Thomas E. Sparks, Jr.	PO Box 472290

Name of Common Stockholder	Address of Record
San Francisco, CA 94147
Board of Trustees of the University of Arkansas	University of Arkansas c/o UAMS Bioventures Technology Licensing & Life Science Incubator 4301 West Markham St #831 Little Rock, AR 72205-7199
Robert S. Weinstein, M.D.	11 Chalmette Little Rock, AR 72211
The Kind C. Westbrook Revocable Trust, dated March 17, 2000	56 River Ridge Road Little Rock, AR 72227
Rich Lyttle	Radius Health, Inc. 201 Broadway, Sixth Floor Cambridge, MA 02139
Nick Harvey	Radius Health, Inc. 201 Broadway, Sixth Floor Cambridge, MA 02139
Louis O’Dea	566 Main Street, Hingham, MA 02043
Dotty McIntyre	799 Shawsheen Street Tewksbury, MA 01876
Samuel Ho	15 Hillview Ave. Holbrook, MA 02343
Barnett Pitzelle	7924 N Tripp Ave Skokie, IL 60076
Kelly Colbourn	123 Oxford Street #3 Cambridge, MA 01238
Maysoun Shomali	354 School Street Watertown, MA 02472
Jonathan Guerriero	20 Bazin Lane Canton, MA 02021
E. Kelly Sullivan	23 Bilknap St Arlington, MA 02474
Christopher Miller	1685 Millburne Rd. Lake Forest, IL 60045
Benjamin C. Lane	1284 Deer Trail Lane Libertyville, IL 60048
Chris Glass	467 San Fernando St. San Diego, CA 92106-3337

Name of Common Stockholder	Address of Record

Maria Grunwald	82 Pine St. Malden, MA 02148-2355
Kathy Welch	16 Kristyn Ln. North Reading, MA 01864-2629

Schedule 2

List of Series B-2 Stockholders

Name	Address of Record
F2 Bioscience IV L.P.	Ugland House
South Church Street
PO Box 309
George Town KY1-1104
Grand Cayman
Cayman Islands

F2 Bio Ventures V L.P.	Ugland House
South Church Street
PO Box 309
George Town KY1-1104
Grand Cayman
Cayman Islands

BB Biotech Ventures II, L.P.	Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL

With copies to
Martin Münchbach
Bellevue Asset Management
Seestrasse 16
8700 Küsnacht
Switzerland

Biotech Growth N.V.	Snipweg 26
Curaçao

Schedule 3

List of Series B Stockholders

Name	Address of Record
F2 Bioscience III, L.P.	Ugland House
South Church Street
PO Box 309
George Town KY1-1104
Grand Cayman
Cayman Islands

MPM BioVentures III, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM BioVentures III - QP, L.P	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM BioVentures III GmbH & Co. Beteiligungs KG	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM BioVentures III	c/o MPM Capital
Parallel Fund, L.P.	200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Asset Management Investors	c/o MPM Capital
2003 BVIII LLC	200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bio IV NVS Strategic Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

Brookside Capital Partners Fund, L.P.	Attn: Brookside Legal Department
Bain Capital, LLC
John Hancock Tower
200 Clarendon St.
Boston MA 02116

BB Biotech Ventures II, L.P.	Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL

Name	Address of Record

With copies to
Martin Münchbach
Bellevue Asset Management
Seestrasse 16
8700 Küsnacht
Switzerland

Biotech Growth N.V.	Snipweg 26
Curaçao

Schedule 4

List of Series A-1 Stockholders

Name	Address of Record
BB Biotech Ventures II, L.P.	Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL

With copies to
Martin Münchbach
Bellevue Asset Management
Seestrasse 16
8700 Küsnacht
Switzerland

BB Biotech Growth N.V.	Snipweg 26
Curaçao

HealthCare Ventures VII, L.P.	44 Nassau Street
Princeton, NJ 08542

MPM BioVentures III, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM BioVentures III - QP, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bio IV NVS Strategic Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM BioVentures III GmbH & Co. Beteiligungs KG	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM BioVentures III Parallel Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Asset Management Investors 2003 BVIII LLC	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

Healthcare Private Equity Limited Partnership	Edinburgh One, Morrison Street
(Registered Number SL004769)	Edinburgh, EH3 8BE

Name	Address of Record
United Kingdom

Dr. Raymond F. Schinazi	Emory University School of Medicine
Veterans Affairs Medical Center
1670 Clairmont Road
Decatur, GA 30033

The Wellcome Trust Limited as trustee of the	215 Euston Road
Wellcome Trust	London NW1 2BE
England

SAINTS CAPITAL VI, L.P.,	475 Sansome Street, Suite 1850
San Francisco, CA 94111
Attention: Scott Halsted

H. Watt Gregory, III	Suite 2000
124 West Capitol Avenue
Little Rock, Arkansas 72201

The Breining Family Trust 2/15/03	PO Box 9540
Rancho Santa Fe, CA 92067

The Richman Trust dated 2/6/83	9551 La Jolla Farms Road
La Jolla, CA 92037

Brookside Capital Partners Fund, L.P.	Attn: Brookside Legal Department
Bain Capital, LLC
John Hancock Tower
200 Clarendon St.
Boston MA 02116

David E. Thompson Revocable Trust	1045 Mason Street, # 501
San Francisco, CA 94108

Schedule 5

List of Series A-2 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bio IV NVS Strategic Fund	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

Wellcome Trust	215 Euston Road
London NW1 2BE
England

HealthCare Ventures VII	44 Nassau Street
Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners
222 Berkeley Street
Suite 1960
Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners
222 Berkeley Street
Suite 1960
Boston, MA 02116

BB Biotech Ventures II, L.P.	Trafalgar Court
Les Banques
St. Peter Port
Guernsey
Channel Islands
GY1 3QL

With copies to
Martin Münchbach
Bellevue Asset Management
Seestrasse 16
8700 Küsnacht
Switzerland

Healthcare Private Equity Limited Partnership	Edinburgh One, Morrison Street
(Registered Number SL004769)	Edinburgh, EH3 8BE
United Kingdom

Dr. Raymond F. Schinazi	Emory University School of Medicine
Veterans Affairs Medical Center
1670 Clairmont Road
Decatur, GA 30033

Schedule 6

List of Series A-3 Stockholders

Name of Stockholder	Address of Record
MPM Bioventures III Funds	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bioventures III-QP, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bioventures III GMBH & Co.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Bioventures III Parallel Fund, L.P.	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

MPM Asset Management Investors 2003	c/o MPM Capital
200 Clarendon Street
54th Floor
Boston, MA 02116

HealthCare Ventures VII	44 Nassau Street
Princeton, NJ 08542

OBP IV Holdings, LLC	c/o Oxford Bioscience Partners
222 Berkeley Street
Suite 1960
Boston, MA 02116

mRNA Fund II Holdings, LLC	c/o Oxford Bioscience Partners
222 Berkeley Street
Suite 1960
Boston, MA 02116

Schedule 7

List of Series A-4 Stockholders

Name of Stockholder	Address of Record
Dr. Raymond F. Schinazi	Emory University School of Medicine
Veterans Affairs Medical Center
1670 Clairmont Road
Decatur, GA 30033

H. Watt Gregory, III	Suite 2000
124 West Capitol Avenue
Little Rock, Arkansas 72201

The Breining Family Trust 2/15/03	PO Box 9540
Rancho Santa Fe, CA 92067

The Richman Trust dated 2/6/83	9551 La Jolla Farms Road
La Jolla, CA 92037

Schedule 8

List of Series A-5 and A-6 Stockholder

Name of Stockholder	Address of Record
Nordic Bioscience Clinical Development VII A/S	Herlev Hovedgade 207
2730 Herlev
Denmark
Attn: Clinical Trial Leader & Medical Advisor /
Clinical Studies
Phone: 45.4452.5251
Fax: 45.4452.5251

Annex A

Instrument of Adherence
to
Fourth Amended and Restated

Stockholders’ Agreement
dated February 14, 2014

Reference is hereby made to that certain FOURTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated the 14th day of February, 2014, entered into by and among (i) Radius Health, Inc., a Delaware corporation (the “Corporation”) and the Stockholder parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned (the “New Stockholder Party”), in order to become the owner or holder of                                    shares of                                                                              and all other shares of the Corporation’s capital stock hereinafter acquired, of the Corporation (the “Acquired Shares”), hereby agrees that, from and after the date hereof, the undersigned has become a party to the Agreement in the capacity of a                                                                  party to the Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Agreement that are applicable to such Stockholder parties and shall be deemed to have made all of the representations and warranties made by such Stockholder parties thereunder.  This Instrument of Adherence shall take effect and shall become a part of the Agreement on the latest date of execution by both the New Stockholder Party and the Corporation.

Executed under seal as of the date set forth below under the laws of the Commonwealth of Massachusetts.

Print Name:

Signature:
Name:
Title:

Accepted:
RADIUS HEALTH, INC.

By:
Name:
Title:

Date: